Securities and Exchange Commission on August 18, 2004
                                                      Registration No. 333-_____
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                          41-1597886
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

  6105 TRENTON LANE NORTH, SUITE 100
            MINNEAPOLIS, MN                                       55442
(Address of Principal Executive Offices)                        (Zip Code)
                             -----------------------

                           SELECT COMFORT CORPORATION
                            2004 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                             -----------------------

                                 MARK A. KIMBALL
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           SELECT COMFORT CORPORATION
                       6105 TRENTON LANE NORTH, SUITE 100
                              MINNEAPOLIS, MN 55442
                                 (612) 551-7000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===================== ================ ====================== ======================== ===============
                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
  TO BE REGISTERED    REGISTERED (1)          SHARE (2)               PRICE (2)              FEE
--------------------- ---------------- ---------------------- ------------------------ ---------------
Common Stock, par
value $0.01 per          3,000,000            $14.60                $43,800,000          $5,549.46
share                    shares(2)
===================== ================ ====================== ======================== ===============

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The actual offering price could be higher or lower. The proposed maximum offering price is based on the average high and low reported sales prices of the Registrant's common stock as reported by the Nasdaq National Market on August 16, 2004.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Select Comfort Corporation (the "Registrant" or the "Company") (File No. 0-25121) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a)  Annual Report on Form 10-K for the year ended January 3, 2004;

     (b)  Quarterly Report on Form 10-Q for the quarter ended April 3, 2004;

     (c)  Quarterly Report on Form 10-Q for the quarter ended July 3, 2004;

     (d) Current Reports on Form 8-K dated January 9, 2004, January 14, 2004, February 10, 2004, March 1, 2004, March 4, 2004, April 9, 2004, April
          20, 2004, May 11, 2004, May 21, 2004, May 25, 2004, July 12, 2004,
          July 20, 2004, August 3, 2004 and August 12, 2004;

     (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 3, 2004; and

     (f) The description of the Company's common stock contained in the Company's Registration Statement on Form S-3 (File No. 333-103469) filed February 27, 2003, as amended.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. The Company's common stock to be offered and sold pursuant to this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of common stock offered hereby will be passed upon for the Company by Mark A. Kimball, Senior Vice President and General Counsel of the Company. As of August 11, 2004, Mr. Kimball beneficially owned, directly or indirectly, 41,399 shares of common stock, including 271,498 shares that he had the right to acquire within 60 days through the exercise of stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our restated articles of incorporation limit the liability of our directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to us or our shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by our restated articles of incorporation.

     The Minnesota Business Corporation Act requires that we indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in our name. Reference is made to the detailed terms of the Minnesota indemnification statute, Section 302A.521 of the Minnesota Business Corporation Act, for a complete statement of such indemnification rights. Our restated articles of incorporation and our restated bylaws also require us to provide indemnification to the fullest extent of the Minnesota indemnification statute.

     We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for certain actions in their capacity as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we are aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.



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

ITEM 8.  EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.      Description
-----------      -----------
5.1              Opinion and Consent of Mark A. Kimball (filed electronically herewith)

23.1             Consent of KPMG LLP (filed electronically herewith)

23.2             Consent of Mark A. Kimball (included in Exhibit 5.1)

24.1             Power of Attorney (filed electronically herewith)

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of


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

     1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Select Comfort certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on August 11, 2004.

                                    SELECT COMFORT CORPORATION

                                    By:  /s/Mark A. Kimball
                                       -----------------------
                                         Mark A. Kimball, Senior Vice President,
                                         General Counsel and Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William
R. McLaughlin and Mark A. Kimball, and either of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and re-substitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 11, 2004 by the following persons in the capacities indicated.

SIGNATURE                                       TITLE

  /s/William R. McLauglin                   Chairman of the Board, President and
--------------------------------------      Chief Executive Officer (principal
William R. McLaughlin                       executive officer) and Director

  /s/James C. Raabe                         Senior Vice President and Chief
--------------------------------------      Financial Officer (principal
James C. Raabe                              financial and accounting officer)

  /s/Thomas J. Albani                       Director
--------------------------------------
Thomas J. Albani

  /s/Patrick A. Hopf                        Director
--------------------------------------
Patrick A. Hopf

  /s/Christopher P. Kirchen                 Director
--------------------------------------
Christopher P. Kirchen

  /s/David T. Kollat                        Director
--------------------------------------
David T. Kollat

  /s/Brenda J. Lauderback                   Director
--------------------------------------
Brenda J. Lauderback

  /s/Michael A. Peel                        Director
--------------------------------------
Michael A. Peel

  /s/Trudy A. Rautio                        Director
--------------------------------------
Trudy A. Rautio

  /s/Ervin R. Shames                        Director
--------------------------------------
Ervin R. Shames

  /s/Jean-Michel Valette                    Director
--------------------------------------
Jean-Michel Valette









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

                                INDEX TO EXHIBITS


NO.                          ITEM                          METHOD OF FILING
---                          ----                          ----------------
5.1      Opinion of Mark A. Kimball.....................Filed herewith.

23.1     Consent of KPMG LLP............................Filed herewith.

23.2     Consent of Mark A. Kimball.....................Included in Exhibit 5.1.

24.1     Powers of Attorney.............................Filed herewith.







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